Exhibit 99.1

Neptune Wellness Solutions Inc. Announces $5 Million Registered Direct Offering Priced At-the-Market Under Nasdaq Rules

LAVAL, QC, June 22, 2022 /CNW Telbec/ – Neptune Wellness Solutions Inc. (“Neptune” or the “Company”) (NASDAQ: NEPT) (TSX: NEPT), a diversified and fully integrated health and wellness company focused on plant-based, sustainable and purpose-driven lifestyle brands, today announced that it has entered into definitive agreements with several institutional investors for the purchase and sale of an aggregate of 1,945,526 common shares (or common share equivalents) of the Company, and accompanying two series of warrants to purchase up to an aggregate of 3,891,052 common shares per series of warrants, at an offering price of $2.57 per share and accompanying warrants in a registered direct offering priced at-the-market under Nasdaq rules. Each series of warrants have an exercise price of $2.32 per share and are immediately exercisable upon issuance. One series of warrants will expire two years following the date of issuance and one series of warrants will expire five years following the date of issuance. The offering is expected to close on or about June 23, 2022, subject to the satisfaction of customary closing conditions, including the approval of the Toronto Stock Exchange ("TSX") and notification to the Nasdaq Capital Market ("Nasdaq").

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds from the offering are expected to be $5 million, prior to deducting placement agent’s fees and other offering expenses payable by Neptune and assuming none of the warrants issued in the offering are exercised for cash. Neptune intends to use the net proceeds from the offering for working capital and other general corporate purposes.

A registration statement on Form F-3 (File No. 333-262411) relating to these securities has been filed with the Securities and Exchange Commission, or the SEC, and was declared effective by the SEC on February 9, 2022. The offering of the securities will be made only by means of a prospectus supplement filed with the SEC that forms a part of the registration statement. The offering is being made in the United States only and no securities will be offered in any jurisdiction of Canada or to, or for the benefit of, residents in any jurisdiction of Canada. A final prospectus supplement and accompanying prospectus relating to the securities being offered will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, by visiting the SEC’s website at www.sec.gov or by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022, by email at placements@hcwco.com or by telephone at (212) 856-5711.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

For the purposes of TSX approval, the Company expects to rely on the exemption set forth in Section 602.1 of the TSX Company Manual available to "Eligible Interlisted Issuers", since the common shares are also listed on the Nasdaq and had less than 25% of the overall trading volume of its listed securities occurring on all Canadian marketplaces in the twelve months immediately preceding the date on which the application will be made to the TSX to approve the offering.

About Neptune Wellness Solutions Inc.

Headquartered in Laval, Quebec, Neptune is a diversified health and wellness company with a mission to redefine health and wellness.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the U.S. securities laws and Canadian securities laws. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of Neptune to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes", "belief", "expects", "intends", "projects", "anticipates", "will", "should" or "plans" to be uncertain and forward-looking. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The forward-looking statements contained in this press release are expressly qualified in their entirety by this cautionary statement and the "Cautionary Note Regarding Forward-Looking Information" section contained in Neptune's latest Annual Information Form (the "AIF"), which also forms part of Neptune's latest annual report on Form 40-F, and which is available on SEDAR at www.sedar.com, on EDGAR at www.sec.gov/edgar.shtml. All forward-looking statements in this press release are made as of the date of this press release. Neptune does not undertake to update any such forward-looking statements whether as a result of new information, future events or otherwise, except as required by law. The forward-looking statements contained herein include, without limitation, statements about the expected closing of the offering; anticipated use of proceeds of the offering; the Company's ability to obtain the requisite approvals and confirmations noted herein; and other risks and uncertainties that are described from time to time in Neptune's public securities filings with the Securities and Exchange Commission and the Canadian securities commissions. Additional information about these assumptions and risks and uncertainties is contained in the AIF under "Risk Factors".

Neither Nasdaq nor the TSX accepts responsibility for the adequacy or accuracy of this release.

Media Contacts:

media@neptunecorp.com

Jessica Adkins, SVP Corporate Communications

Neptune Wellness Solutions, Inc.

j.adkins@neptunecorp.com

Investor Contacts:

Morry Brown, VP Investor Relations

Neptune Wellness Solutions, Inc.

m.brown@neptunecorp.com

Valter Pinto

KCSA Strategic Communications

neptune@kcsa.com

212.896.1254